Exhibit 99.1

Eastern American Natural Gas Trust

Eastern American Natural Gas Trust Announces Intention to Delist

Eastern American Natural Gas Trust

The Bank of New York Mellon Trust Company, N.A., Trustee

News

Release

For Immediate Release

Austin, Texas, May 14, 2013 — EASTERN AMERICAN NATURAL GAS TRUST (NYSE—NGT) (the “Trust”) announced today that, in connection with the liquidation of the Trust, it has notified the New York Stock Exchange (the “NYSE”) of its intention to delist its Depositary Units from listing on the NYSE.

May 24, 2013 will be the last day of trading of the Units on the New York Stock Exchange, and the Trust will be liquidated shortly thereafter.

Accordingly, the Trust has requested the NYSE to file on May 28, 2013 a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist its Depositary Units from the NYSE and to deregister the Depositary Units from Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Immediately upon the filing of Form 25, the Trust will no longer be obligated to file certain Exchange Act reports with the SEC.

The Trust expects the delisting of its Depositary Units to become effective on or about June 6, 2013. Delisting the Depositary Units from the NYSE will not affect distribution payments.  The Trust also intends to file on June 7, 2013 a Form 15 with the SEC to suspend the Trust’s reporting obligations under Section 15(d) of the Exchange Act.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. An investment in the Depositary Units issued by Eastern American Natural Gas Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2012, and all of its other filings with the SEC.  The Trust’s annual, quarterly and other filed reports are available over the Internet at the SEC’s website at http://www.sec.gov.

Contact:	Eastern American Natural Gas Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
(800) 852-1422
919 Congress Avenue
Austin, TX 78701